Exhibit 10.2

OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE (“Lease”) is dated solely for referenced purposes as of this 29th day of June, 2007, by and between WCCP I FINANCE DRIVE, LLC, an Arizona limited liability company, EDI OCEAN, LLC, a California limited liability company, WRM INVESTMENTS, LLC, an Arizona limited liability company, and PVP INVESTMENTS, LLC, a Delaware limited liability company (collectively, the “Landlord”), and HEALTH NET OF ARIZONA, INC., an Arizona corporation (“Tenant”).

Recitals:

A. Landlord is the “Buyer” under that certain Agreement of Purchase and Sale and Initial Escrow Instructions, dated as of June 14, 2007, under which Tenant is the “Seller” (the “Sale Contract”).

B. Pursuant to the Sale Contract, Landlord has purchased that certain real property located in the County of Pima, State of Arizona, commonly known as 930, 940 and 950 North Finance Drive, Tucson, Arizona, as described on Exhibit B attached hereto.

C. As of the “Closing Date” under the Sale Contract, Tenant desires to continue to occupy 26,097 rentable square feet, consisting of all 12,434 rentable square feet of space on the first (1st) floor and 13,663 rentable square feet on the first (2nd) floor (the “Premises”), within the building commonly known as 950 North Finance Drive, Tucson, Arizona (the “Building”), as shown on Exhibit A attached hereto.

D. Landlord and Tenant desire to set forth their understanding with respect to Tenant’s lease of the Premises following the Closing Date, and their respective rights, duties and obligations pertaining thereto, all upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1. Premises; Project. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the conditions and agreements hereinafter set forth. The Building, plus the other buildings located in the Project (collectively with the Building, the “Buildings”), the parking areas and other common areas serving the Buildings, and the parcel(s) of land on which such Buildings and common areas are located or hereinafter referred to as the “Project”.

2. Term.

(a) Initial Term The initial term (“Initial Term”) of this Lease shall begin on June 29, 2007 (the “Commencement Date”). If the Commencement Date is on or before June 29, 2007, then the Initial Term shall expire on the date that is the last day of the twelfth (12th) full calendar month following the Commencement Date. If the Commencement Date is after June

29, 2007, and if Tenant so elects (which election shall be at Tenant’s sole option and exercised, if at all, upon written notice to Landlord delivered within thirty (30) days of the Commencement Date), the Initial Term shall expire on the date that is the last day of the forty-eighth (48th) full calendar month following the Commencement Date. If Tenant does not so elect within such thirty (30) day period, then the Initial Term shall expire on the date that is the last day of the twelfth (12th) full calendar month following the Commencement Date. “Initial Term” as used in this Lease shall mean either the twelve (12)-month or the forty-eight (48) month period specified above, depending upon Tenant’s election.

(b) Extension Terms. Upon not less than one hundred eighty (180) days prior written notice, Tenant shall have the option to extend the Initial Term for two (2) periods of one (1) year each (each, an “Extension Term”), which extension shall be upon all the terms and conditions of this Lease, except with regard to Base Rent, which shall be the amount specified in Article 3 below. The Initial Term, plus the Extension Term(s), if any, shall be referred to in this Lease as the “Term”. Tenant further agrees that, during the Extension Terms only, the Term is subject to earlier termination by Landlord upon not less than one hundred eighty (180) days’ written notice to Tenant to accommodate the expansion needs of Government Employees Insurance Company, a Maryland corporation.

3. Base Rent.

(a) Generally. The Base Rent, as defined in this Article 3, and Additional Rent, as provided in Article 4, shall be payable in monthly installments in advance without notice on the first day of each calendar month, with the first installment being due on the Commencement Date. In the event the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the Base Rent for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty (30), and such Base Rent shall be paid at the commencement of such periods. For purposes of this Lease, Base Rent and Additional Rent, together with any other monetary sums that may be owed by Tenant under this Lease, shall hereinafter be collectively referred to as “Rent”. If no specific time frame is established elsewhere in this Lease as to the payment of any item of Additional Rent, such Additional Rent shall be paid within fifteen (15) days after Landlord’s demand therefor. If any payment of Rent is not received by Landlord within ten (10) days after written notice of delinquency to Tenant, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to five percent (5%) of the overdue payment. Any statement of square footage set forth in this Lease or the exhibits hereto, or that may have been used in calculating Base Rent or Tenant’s other monetary obligations, is an approximation. Landlord and Tenant agree that said approximation is fair and reasonable and the Base Rent and Additional Rent are not subject to revision if the actual square footage is determined to be more or less.

(b) Initial Term. During the Initial Term, Tenant shall pay to Landlord the following base rent (“Base Rent”):

Months following the Commencement Date	Monthly Base Rent		Annual Base Rent per Square Foot of Rentable Area
Months 01 – 12	$38,406.09		$17.66
Months 13 – 24*	$39,558.70	*	$18.19	*
Months 25 – 36*	$40,754.81	*	$18.74	*
Months 37 – 48*	$41,972.68	*	$19.30	*

*	Applicable only if Tenant elects forty-eight (48) month Initial Term pursuant to Section 2(a) above.

(c) Extension Terms. During each of the Extension Terms, the monthly Base Rent shall be calculated using an Annual Base Rent per Square Foot of Rentable Area equal 103% of the Annual Base Rent per Square Foot of Rentable Area in effect prior to the commencement of such Extension Term.

4. Additional Rent. In addition to the Base Rent reserved in Article 3 herein, Tenant shall pay Landlord “Additional Rent”, which term shall be defined to include the following:

(a) Any sum owed by Tenant as Excess Expenses pursuant to Article 9 below; and

(b) Any sum owed for separately metered utilities.

5. Use of Premises.

(a) Tenant shall use and occupy the Premises for general office use and any other legally permitted uses related thereto and for no other purpose. Tenant shall not do or permit anything to be done in, on or about the Premises which would unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or use or allow the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant maintain or permit any nuisance or commit or suffer to be committed any waste in, on or about the Premises.

(b) Tenant shall not cause or permit the release or disposal of any hazardous substances, wastes or materials, or any medical, special or infectious wastes (which substances, wastes and materials are sometimes hereinafter collectively referred to as “Hazardous Substances”), on or about the Premises or the Building of which they are a part. Hazardous substances, wastes or materials shall include those which are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 USC Section 6901 et seq.; and the Toxic Substances Control Act, as amended, 15 USC Section 2601 et seq. Tenant shall comply with all rules and policies set by Landlord, and with all federal, state and local laws, regulations and ordinances which govern the use, storage, handling and disposal of hazardous substances, wastes or materials. Tenant shall indemnify, defend and hold Landlord harmless for, from and against any and all loss, cost, damage, claim, expense or liability arising out of or connected with Tenant’s failure to comply with the terms of this Article 5, which terms shall survive the expiration or earlier termination of this Lease.

6. Building Services.

(a) Utilities and Services. All utilities for the Premises which are not separately metered as well as all utilities for the common areas of the Building and maintenance services will be provided by Landlord, subject, however, to reimbursement pursuant to Article 9 below. Heat and air-conditioning (“HVAC”) required to be furnished by Landlord will be furnished whenever the same shall, in Landlord’s reasonable judgment, be required for Tenant’s comfortable use and occupancy of the Premises during the Building’s Standard Hours (the “Building’s Standard Hours” shall mean Monday through Friday, 8:00 a.m. to 6:00 p.m., holidays excluded). In addition, Landlord shall provide janitorial services to the Premises and common areas of the Building, in a manner generally consistent with similar office buildings. Throughout the Term, Landlord also shall furnish to Tenant (i) operable restrooms for general use of tenants of the Building, (ii) hot and cold water for lavatory and drinking purposes; (iii) elevator service (if applicable), in common with other tenants, to the floor on which the Premises are located, and (iv) replacement of Building-standard light bulbs and fluorescent tubes, provided that the cost of such bulbs and tubes shall be paid by Tenant. All services shall be consistent with those provided in other first-class office buildings in the geographic area in which the Building is located. Tenant agrees to pay all separately metered utilities required and used by Tenant in the Premises. Landlord reserves the privilege of stopping any or all of such services in case of accident or breakdown, or for the purpose of making alterations, repairs or improvements, and shall not be liable for the failure to furnish or delay in furnishing any or all of such services when same is caused by or is the result of strikes, labor disputes, labor, fuel or material scarcity, or governmental or other lawful regulations or requirements, or the failure of any corporation, firm or person with whom the Landlord may contract for any such service, or for any service incident thereto, to furnish same, or is due to any cause other than the negligent act or omission of Landlord; and the failure to furnish any of such services in such event shall not be deemed or construed as an eviction or relieve Tenant from the performance of any of the obligations imposed upon Tenant by this Lease (including the obligation to pay Rent). Landlord shall not be responsible to the Tenant for loss of property in or from the Premises, or for any damage done to furniture, furnishings or effects therein, however occurring, except where such damages occur through the negligent act or omission of Landlord and Tenant’s insurance proceeds do not compensate Tenant for such loss or damage; nor shall Landlord be responsible should any equipment or machinery break down or for any cause cease to function properly on account of any such interruption of service. Tenant shall be solely responsible for and shall promptly pay all charges for telephone and other communication services.

(b) Maintenance and Repairs. At all times during the Initial Term or any extension thereof, Landlord, shall promptly and in a workmanlike manner perform all maintenance and make all repairs and replacements required, in the opinion of Landlord, to keep the Premises and the Building in good order, condition and repair. Without limiting the general nature of Landlord’s repair and maintenance obligations, Landlord specifically agrees that at all times it will maintain the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, stairwells, escalators, elevator cabs, plazas, pavement, sidewalks, curbs, entrances, landscaping, artwork, sculptures, washrooms, mechanical, electrical and telephone closets in all common areas and public areas (collectively “Building Structure”) and the mechanical, electrical, life safety, plumbing, sprinklers systems and HVAC systems (“Building Systems”) in first class condition and repair and shall operate the Building as a first-class office building. Notwithstanding anything contrary in the Lease, Tenant shall not be required to make any repairs to, modifications of, or additions to the Building Structure and/or the Building Systems except and to the extent required because of Tenant’s unique use of all or a portion of the Premises for other than normal and customary business office operations.

(c) Access Impairment. Notwithstanding anything in this Section 6 or any other provision of this Lease to the contrary, in the event Tenant’s access to or use, enjoyment and occupancy of the Premises is impaired by reason of the negligence or intentional acts of Landlord or its agents or employees, then the payment of Rent shall be abated to the extent of and during the period of such impairment. Furthermore, if such impairment is substantial and continues for a period of sixty (60) days or more, Tenant shall have the right to terminate the Lease by written notice to Landlord within five (5) days of the end of such 60-day period. As used herein, the following terms shall have the following meanings: (i) Tenant’s access to or use, enjoyment and occupancy of the Premises shall be deemed “impaired” if for a period of ten (10) consecutive business days after written notice to Landlord it shall be impossible or commercially impracticable for Tenant to conduct business from the Premises or any portion thereof; (ii) such impairment shall be deemed to be caused by the “negligence or intentional acts of Landlord or its agents or employees” to the extent that such impairment results from an intentional act of Landlord or a negligent act of Landlord; and (iii) an impairment shall be deemed to be “substantial” if more than fifty percent (50%) of the Premises becomes untenantable or unusable under the foregoing standards.

(d) HVAC Unit Replacement. Notwithstanding any provision of this Lease to the contrary, Landlord agrees that it shall replace all of the HVAC units currently serving the Building (the “HVAC Replacement Work”). The HVAC Replacement Work shall be completed within ninety (90) days of the Commencement Date. If Landlord fails to complete the HVAC Replacement Work within such ninety (90)-day period, then in addition to all other rights and remedies that Tenant may have under this Lease, at law or in equity, Landlord and Tenant agree that Base Rent due after the expiration of such ninety (90)-day period shall abate until Landlord delivers reasonable evidence to Tenant that the HVAC Replacement Work has been completed.

7. Alterations; Condition of Premises.

(a) Alterations. Tenant shall not make any changes, alterations, improvements or additions to the Premises (collectively, “Alterations”), or attach or affix any articles thereto without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. In no event shall Landlord’s consent be required for any single non-structural Alteration costing less than Twenty-five Thousand Dollars ($25,000.00) or for the installation or removal of decorations. All Alterations which may be made by Landlord or Tenant (except trade fixtures and office furniture and equipment owned by Tenant) shall not be removed by Tenant, but shall become and remain the property of Landlord. All Alterations (as permitted by Landlord) shall be at Tenant’s sole expense (except as provided in Section 7(c) below) and at such times and in such manner as Landlord may approve. Any mechanics’ or materialmen’s lien for which Landlord has received a notice of intent to file or which has been filed against the Premises or the Building arising out of work done for, or materials furnished to Tenant, shall be discharged, bonded over, or otherwise satisfied by Tenant within twenty (20) days following the date Tenant receives notice that the lien has been filed.

(b) Condition of Premises. Tenant shall accept the Premises in an “as is” condition on the date the Term commences and Landlord shall have no obligation to improve, alter, remodel or otherwise modify the Premises prior to Tenant’s occupancy. Tenant has had an opportunity to inspect the Premises and to have its architects, engineers, or other consultants inspect the Premises. Tenant, pursuant to its inspection of the Premises, has found the Premises’ current state of repair, condition and maintenance without further improvements by Landlord to be sufficient for Tenant’s use. Nothing in this Section 7(b) shall in any way alter or modify any of the representations, warranties, or obligations of Tenant under the Agreement of Purchase and Sale pursuant to which Tenant, as Seller, has previously conveyed the Project to Landlord, as Buyer.

8. Insurance; Indemnity.

(a) During the Term hereof Tenant shall maintain commercial general liability insurance on the Premises of at least $1,000,000 per occurrence, $2,000,000 aggregate. As evidence thereof, on or before the Commencement Date, Tenant shall provide to Landlord with copies of certificates of insurance evidencing such coverage during the Term. Such certificates must name Landlord, any mortgagee of Landlord, any other parties designated by Landlord, as additional insureds. Tenant shall also maintain “all risk” (or “special form”) property insurance on all property owned or used by Tenant in the Premises.

(b) Landlord shall maintain commercial general liability insurance throughout the Term, with a minimum combined single limit of liability of at least $2,000,000 for personal injuries or deaths of persons occurring in or about the Building or Project. In addition, Landlord shall maintain a policy of property insurance covering the Building (including the leasehold improvements constructed by Landlord), in an amount equal to not less than ninety percent (90%) of the replacement cost of the Building. Such policies shall, to the extent applicable, meet all the requirements of Tenant’s property insurance policy under the Lease.

(c) Tenant shall and hereby does indemnify, protect, defend and hold Landlord harmless for, from and against any and all loss, cost, damage, claim, expense or liability arising from: (i) Tenant’s use of the Premises or the conduct of Tenant’s business or profession; (ii) any activity, work, or thing done, permitted or suffered by the Tenant in or about the Premises; (iii) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease; or (iv) any negligent acts or omissions of Tenant, or of Tenant’s agents or employees. Tenant shall and hereby does further indemnify, defend and hold Landlord harmless for, from and against all costs, attorneys’ fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, shall defend same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Notwithstanding anything in this Section 8 to the contrary, in no event shall Tenant be required to defend, save harmless or indemnify Landlord from any liability arising from any special or consequential damages.

(d) Landlord shall and hereby does indemnify, protect, defend and hold Tenant harmless for, from and against any and all loss, cost, damage, claim, expense or liability arising from: (i) any activity, work, or thing done, permitted or suffered by Landlord in or about the Project; (ii) any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease; or (iv) any negligent acts or omissions of Landlord, or of Landlord’s agents or employees. Landlord shall and hereby does further indemnify, defend and hold Tenant harmless for, from and against all costs, attorneys’ fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant, shall defend same at Landlord’s expense by counsel reasonably satisfactory to Tenant. Notwithstanding anything in this Section 8 to the contrary, in no event shall Landlord be required to defend, save harmless or indemnify Tenant from any liability arising from any special or consequential damages.

(e) Waiver of Subrogation. Landlord and Tenant hereby mutually waive any and all rights of recovery against one another based upon the negligence of either Landlord or Tenant or their agents or employees for real or personal property loss or damage occurring to the Premises or to the Building or any part thereof or any personal property located therein from perils which are (or are required to be) insured against in standard fire and extended coverage, vandalism and malicious mischief and sprinkler leakage insurance contracts (commonly referred to as “all risk” or “special form”), whether or not such insurance is actually carried.

9. Project Operating Expenses. [INTENTIONALLY OMITTED]

10. Assignment and Subletting.

(a) Tenant shall not, either voluntarily or by operation of law, sell, hypothecate, assign or transfer this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant’s employees, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. It is agreed that without limiting the grounds on which Landlord may reasonably deny such consent, Landlord will be deemed to be reasonable in withholding its consent to any proposed assignment or sublease to a party that will not use the Premises in strict compliance with the use restrictions set forth in Article 5 of this Lease. Any sale, assignment, mortgage transfer or subletting of this Lease which is not in compliance with the provisions of this Article 10 shall, at Landlord’s option, be null and void and of no effect and shall constitute a default hereunder. The consent by Landlord to an assignment or subletting shall not be construed as relieving Tenant from obtaining the express written consent of Landlord to any further assignment or subletting. Landlord’s consent to any assignment or subletting shall not release Tenant from its primary liability under this Lease. Whether or not Landlord consents to the proposed assignment or sublease, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable legal fees incurred by Landlord in connection with the review of a proposed assignment or sublease, within thirty (30) days after written request by Landlord.

(b) Notwithstanding anything in this Article 10 to the contrary, Tenant may assign the Lease at any time, or sublease all or part of the Premises, without receipt of

Landlord’s consent, to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant (“Affiliate”), or which owns or is owned by the Affiliate, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of the Lease. Without limiting the transferability of any of Tenant’s options under the Lease, Landlord expressly acknowledges and agrees that such options shall be exercisable by any Affiliates.

11. Damage or Destruction.

(a) If the Premises are damaged by fire or other casualty (collectively “Casualty”), the damage shall be repaired by and at the expense of Landlord, provided such repairs can, in Landlord’s opinion, be made within sixty (60) days after the occurrence of such Casualty without the payment of overtime or other premiums. Until such repairs are completed, the Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant.

(b) If such repairs cannot, in Landlord’s opinion, be made within sixty (60) days, Landlord may, at its option, make them within a reasonable time, not to exceed one hundred twenty (120) days, and in such event this Lease shall continue in effect and the Rent shall be apportioned in the manner provided above. Landlord’s election to make such repairs must be evidenced by written notice to Tenant within thirty (30) days after the occurrence of the damage.

(c) If Landlord does not so elect to make such repairs which cannot be made within sixty (60) days, then either party may, by written notice to the other, cancel this Lease as of the date of the Casualty. A total destruction of the Building in which the Premises are located shall automatically terminate this Lease.

12. Eminent Domain.

If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, together with any and all rights of Tenant existing or hereafter arising in or to the same or any part thereof. Any award for the taking of all or any part of the Premises under power of eminent domain or payment made under threat of the exercise of such power shall be the property of Landlord; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for: (i) the taking of personal property and fixtures belonging to Tenant; (ii) the interruption of or damage to Tenant’s business or profession; (iii) the cost of relocation expenses incurred by Tenant; and (iv) Tenant’s unamortized cost of leasehold improvements. In the event of a partial taking which does not result in a termination of this Lease, the Rent shall be apportioned according to the part of the Premises remaining usable by Tenant. Landlord may without any obligation or liability to Tenant stipulate with any condemning authority for a judgment of condemnation without the necessity of a formal suit or judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of said agreement or stipulation.

13. Defaults.

The occurrence of any of the following shall constitute a material default and breach of this Lease:

(a) The vacating or abandonment of the Premises by Tenant.

(b) A failure by Tenant to pay the Rent or to make any other payment required to be made by Tenant hereunder, when due, or within ten (10) days thereafter.

(c) A failure by Tenant to observe and perform any other obligation of this Lease to be observed or performed by Tenant, if Tenant has failed to perform such obligation within thirty (30) days after written notice by Landlord to Tenant specifying wherein Tenant has failed to perform such obligation.

(d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or the filing of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation. Provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30)-day period and thereafter diligently prosecute the same to completion. In no event shall Tenant have a right to terminate this Lease as a result of a Landlord default, it being agreed that Tenant’s remedies shall be limited to money damages and injunctive relief.

14. Remedies.

In the event Tenant commits an act of default as set forth in Article 13, Landlord may exercise one or more of the following described remedies, in addition to all other rights and remedies available at law or in equity, whether or not stated in this Lease:

(a) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i) the worth at the time of the award of any unpaid rent which had been earned at the time of such termination, plus

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been reasonably earned after the termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, plus

(iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Section 14(a)(i) through (iii) above, the “worth at the time of award” is computed by allowing interest at fifteen percent (15%) per annum.

(b) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 14(b) shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(c) In the event of any such default by Tenant, Landlord shall also have the right to continue this Lease in full force and effect, and this Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Section 14(c) shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.

If Landlord elects to relet the Premises as provided in this Section 14(c), Rent that Landlord receives from reletting shall be applied to the payment of:

(i) First, any indebtedness from Tenant to Landlord other than Rent due from Tenant;

(ii) Second, all costs, including for maintenance, incurred by Landlord in reletting;

(iii) Third, Rent due and unpaid under this Lease. After deducting the payments referred to in this paragraph, any sum remaining from the Rent Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess Rent received by Landlord. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including for maintenance, Landlord incurred in reletting that remain after applying the Rent received from the reletting as provided in this Section 14(c).

(iv) Landlord shall have the right, but not the obligation, to make any payment or perform any act on Tenant’s part as may be required to cure Tenant’s default, without waiving its rights based upon such default by Tenant and without releasing Tenant from any of its obligations. All sums so paid and all costs incurred by Landlord, together with interest thereon at the rate fifteen percent (15%) per annum from the date of such payment or the incurrence of such cost by Landlord, whichever occurs first, shall be paid to Landlord on demand.

(d) Should any of these remedies, or any portion thereof, not be permitted by the laws of the state in which the Building is located, then such remedy or portion thereof shall be considered modified to the minimum extent necessary to make it enforceable, and the remaining remedies or portions thereof shall be and remain in full force and effect, and Landlord may avail itself of these as well as any other remedies or damages allowed by law. All rights, options and remedies of Landlord stated herein or elsewhere by law or in equity shall be deemed cumulative and not exclusive of one another.

15. Rules and Regulations.

Tenant shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit C hereto and by this reference made a part hereof, and such other rules and regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Building or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building. By the signing of this Lease, Tenant acknowledges that Tenant has read and has agreed to comply with such Rules and Regulations.

16. Right of Access.

Upon reasonable notice to Tenant, Landlord and its agents shall have free access to the Premises during all reasonable hours for the purpose of examining the same to ascertain if they are in good repair, to make reasonable repairs as required hereunder, and to exhibit the same to prospective purchasers or (during the last 6 months of the Term only) tenants.

17. End of Term.

At the termination of this Lease, Tenant shall surrender the Premises to Landlord in as good condition and repair as at the Commencement Date, reasonable wear and tear, and damage due to casualty and condemnation, excepted, and will leave the Premises broom-clean. Tenant shall have the right prior to said termination to remove any equipment, furniture, trade fixtures or other personal property placed in the Premises by Tenant, provided that Tenant promptly repairs any damage to the Premises caused by such removal. Tenant also shall have the right to leave any and all personal property in the Premises, in its “as is” and “where is” condition. If Tenant elects to leave any such personal property, Landlord shall take title to such personal property. Landlord acknowledges that Tenant is not the manufacturer of such Personal Property, nor manufacturer’s agent, and that TENANT MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, DESIGN OR CONDITION, THE MERCHANTABILITY OF SUCH PERSONAL PROPERTY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN SUCH PERSONAL PROPERTY.

In the event of holding over by Tenant after the expiration of this Lease, Tenant shall pay a sum equal to (i) during the initial ninety (90) days of such holdover, one hundred twenty-five percent (125%) of the Base Rent payable in the last full month prior to such holding over the expiration of this Lease, and (ii) thereafter, one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to the expiration of this Lease. Any holding over with the written consent of Landlord shall thereafter constitute a tenancy at sufferance.

18. Transfer of Landlord’s Interest.

In the event of any transfer or transfers of Landlord’s interest in the Premises or in the real property of which the Premises are a part, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

19. Estoppel Certificate, Attornment, and Non-Disturbance.

(a) Within twenty (20) days following receipt of Landlord’s written request, Tenant shall deliver, executed in recordable form, a declaration to any person designated by Landlord: (a) ratifying this Lease; (b) stating the commencement and termination dates of this Lease; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (ii) that, to Tenant’s actual knowledge, all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any); (iii) that, to Tenant’s actual knowledge, no defenses, credits or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed); (iv) the sum of advance Rent, if any, paid by Tenant; (v) the date to which Rent has been paid; and such other information as Landlord reasonably requires. Persons receiving such statements shall be entitled to rely upon them. Tenant’s failure to deliver any such statement within said twenty (20) day period, following ten (10) days prior written notice of such failure, shall constitute a default under this Lease.

(b) Tenant shall, in the event of a sale or assignment of Landlord’s interest in the Premises or the Building or this Lease, or if the Premises or the Building comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder, subject to the terms and conditions of this Article 19. Tenant shall execute, at Landlord’s request, any reasonable attornment agreement required by any mortgagee, ground lessor or other such person to be executed, and containing such provisions as such mortgagee, ground lessor or other person requires.

(c) Except as otherwise stated herein, this Lease shall be subordinate and inferior at all times to the lien of any mortgage and to the lien of any deed of trust or other method of financing or refinancing now or hereafter existing against all or a part of the real property upon which the Building is located (collectively “Encumbrance”), and to all renewals, modifications, replacements, consolidations and extensions thereof. Tenant shall execute and deliver all documents requested by the holder of any Encumbrance to effect such subordination. Tenant’s failure to execute and deliver such documents or instruments provided for in this Article 19 within fourteen (14) days after the receipt by Tenant of a written request shall constitute a default under this Lease.

(d) Nondisturbance Agreement. Landlord shall promptly obtain a commercially reasonable nondisturbance agreement from any Encumbrance in existence as of the Commencement Date, and from the holder of any Encumbrance to whom Tenant is required to subordinate pursuant to Section 19(c). The subordination of the Lease pursuant to this Article 19 and any requirement of Tenant to attorn pursuant to this Article 19 is conditioned upon receipt of such nondisturbance agreements.

20. Notices.

Any notice required or permitted to be given hereunder shall be in writing and may be given by: (i) hand delivery and shall be deemed given on the date of delivery; (ii) registered or certified mail, return receipt requested, and shall be deemed given the third day following the date of mailing; or (iii) overnight delivery and shall be deemed given the following day.

All notices to Landlord shall be addressed to:

c/o West Coast Capital Partners

Suite 2250

25500 Hawthorne Boulevard

Torrance, California 90505

All notices to Tenant shall be addressed to:

Health Net of Arizona, Inc.

Post Office Box 2470

Rancho Cordova, California 95741-2470

Attention: Director of Real Estate

21. Miscellaneous Provisions.

(a) Attorneys’ Fees. In the event that suit is brought by either party against the other for a breach or default under the terms of this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees, which sum shall be fixed by the court.

(b) Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease.

(c) Headings. The article captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

(d) Incorporation of Prior Agreements; Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

(e) Waiver. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of Rent shall not be deemed a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted.

(f) Governing Law. This Lease shall be governed by the laws of the state where the Building is located.

(g) Financial Statements. Tenant shall, within twenty (20) days after written notice from Landlord, deliver to Landlord such financial statements as Landlord may reasonably require from time to time to verify the financial condition of Tenant or any assignee, subtenant or guarantor of Tenant. In addition, Tenant shall deliver to any mortgagee or prospective mortgagee of Landlord any financial statements required by the mortgagee to facilitate the financing or refinancing of the Building.

(h) Successors and Assigns. Each conveyance by Landlord or its successors-in-interest of Landlord’s interest in the Building or the Premises prior to the expiration or termination of this Lease shall be subject to this Lease and shall relieve the grantor of all further liability or obligations as Landlord, except for such liability or obligations accruing prior to the date of such conveyance. Tenant agrees to attorn to Landlord’s successors-in-interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Subject to the foregoing and to the provisions of this Lease limiting Tenant’s assignment of this Lease or the subletting of the Premises, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

(i) Brokers. Each of Landlord and Tenant warrants and represents to the other that in the negotiating or making of this Lease, neither such representing party nor anyone acting on its behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease. Each of Landlord and Tenant shall indemnify and hold the other harmless from any claim or claims, including costs, expenses and attorneys’ fees incurred by the other asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made the representing party. Fees or commissions payable to Madison Partners, if any, shall be Tenant’s responsibility.

(j) Nonrecordability of Lease. Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded without Landlord’s express prior written consent, which consent Landlord may withhold in its sole discretion.

(k) Construction. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant is a separate and independent covenant of Tenant, and not dependent on the performance of Landlord’s obligations hereunder. All rights and remedies of Landlord shall, except as otherwise expressly provided, be cumulative and nonexclusive of any other remedy at law or in equity.

(l) Inability to Perform. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to Base Rent, other Rent and any other charges to be paid by Tenant pursuant to this Lease.

(m) Quiet Enjoyment. So long as Tenant is not in default under this Lease, Tenant’s possession of the Premises will not be disturbed by Landlord or Landlord’s successors and assigns, subject to all the other terms and conditions of this Lease and all liens and encumbrances deemed to be prior to this Lease.

(n) No Construction Against Drafter. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. If the parties delete any provision appearing in the original draft of this Lease, this Lease will be interpreted as if the deleted language were never a part of this Lease.

(o) Parking. Tenant shall have the right to park in the Project’s parking facilities in common with other tenants of the Project upon terms and conditions as may from time to time be established by Landlord.

(p) Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Building, and neither Landlord, nor any of its constituent partners, shareholders, directors, or other principals, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and such partners, shareholders, directors, or other principals from any and all personal liability.

(q) HIPPA. Landlord agrees that from time to time during the Term, Landlord, its agents, employees or assigns, may be exposed to, or have access to, Protected Health Information (“PHI”), as defined by Health Insurance Portability and Accountability Act of 1996, 45 CFR Parts 160 and 164. Landlord agrees that Landlord, its agents, employees or assigns will not use or disclose PHI for any purpose unless expressly authorized by Tenant or required by a court of competent jurisdiction or by any governmental authority or by any state or federal law.

(r) Addenda. Any addendum or addenda attached to this Lease is incorporated herein by this reference.

(s) Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the date set forth above.

LANDLORD:				TENANT:

WCCP I FINANCE DRIVE, LLC, an Arizona limited liability company				HEALTH NET OF ARIZONA, INC., an Arizona corporation

By:	West Coast Capital Partners I Limited Partnership, a Delaware limited partnership, its Manager			By:	/s/ Dennis Bell
				Name:	Dennis Bell
	By:	WCCP I, LLC, a Delaware limited liability company, its General Partner		Its:	Vice President Real Estate

		By:	/s/ William Metzler
		Name:	William Metzler
		Title:	Manager

EDI OCEAN, LLC, a California limited liability company

By:	/s/ Scott O. Douglas
Scott O. Douglas, Sole Member

WRM INVESTMENTS, LLC, an Arizona limited liability company

By:	/s/ William Metzler
William Metzler, Administrative Member

PVP INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ James D. Vandever
James D. Vandever, Sole Member